SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                              SEPTEMBER 24, 1998


                      MEDIWARE INFORMATION SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


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

        NEW YORK                           1-10768                        11-2209324
(State or other jurisdiction       (Commission File Number)            (I.R.S. Employer
 of incorporation)                                                     Identification No.)
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           1121 OLD WALT WHITMAN ROAD, MELVILLE, NEW YORK 11747-3005
                   (Address of principal executive offices)


                                (516) 423-7800
              Registrant's telephone number, including area code


                          NO CHANGE SINCE LAST REPORT
          Former Name or Former Address, if Changed Since Last Report

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ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

    On September 24, 1998, the merger (the "Merger") of Informedics, Inc. ("Informedics") into Mediware Acquisition Corp. ("MAC"), a wholly owned subsidiary of Mediware Information Systems, Inc. ("Mediware"), was effective. The assets of Informedics include the business, products, furniture, fixtures, equipment, inventories, goodwill and certain intellectual property. Informedics develops, markets and supports a line of stand-alone computer-based management information systems for use in the blood bank and clinical departments of hospitals. Mediware intends to continue such use of the assets acquired in the Merger.

    On the effective date of the Merger, Informedics shareholders of record received 0.1587301 of a share of Mediware common stock, par value $.10 per share, for each share of Informedics common stock, par value $.01 per share, held by them. The merger ratio was negotiated by the parties based upon their determination of the value of Informedics' technology and its other assets, and strategic factors.

    There is no material relationship between Informedics, on the one hand, an Mediware or any of its affiliates, any director or officer of Mediware, or any associate of any such director or officer of Mediware, on the other hand.
On September 24, 1998, Mediware released a press release relating to the Merger, a copy of which is filed herewith as Exhibit 99.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
     (a)          Financial  Statements  of  Businesses  Acquired.

               Financial statements of Informedics are not filed herewith but, to the extent required, will be filed within 60 days of this Report on Form 8-K.
     (b)          Pro  Forma  Financial  Information.

               Pro forma financial information relative to Informedics is not filed herewith but, to the extent required, will be filed within 60 days of this Report on Form 8-K.

     (c)          Exhibits.

          2       Agreement and Plan of Merger among Mediware, Informedics and
MAC dated as of December 18, 1997, Amendment No. 1 to Merger Agreement dated as of April 30, 1998 and Amendment No. 2 to Merger Agreement dated as of August 10, 1998 (incorporated by reference to Annex A to the Prospectus contained in the Registration Statement on Form S-4 (File No. 333-57693).

          99      Press  Release of Mediware, released September 24, 1998.

                                   SIGNATURE
                                   ---------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         MEDIWARE  INFORMATION  SYSTEMS,  INC.



                              By:          /s/    Les  Dace
                                      ----------------------
                                       Les  Dace,  President


Date:    October  9,  1998

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                                 EXHIBIT INDEX

          2       Agreement and Plan of Merger among Mediware, Informedics and
MAC dated as of December 18, 1997, Amendment No. 1 to Merger Agreement dated as of April 30, 1998 and Amendment No. 2 to Merger Agreement dated as of August 10, 1998 (incorporated by reference to Annex A to the Prospectus contained in the Registration Statement on Form S-4 (File No. 333-57693).

          99      Press  Release of Mediware, released September 24, 1998.

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                                                  EXHIBIT  99

                                 PRESS RELEASE

      MEDIWARE ACQUIRES INFORMEDICS, INC. IN MERGER TRANSACTION AGREEMENT


MELVILLE, N.Y., and LAKE OSWEGO, Ore., Sept. 24/PRN Newswire/ -- Mediware Information Systems, Inc. (Nasdaq: MEDW; PCX: MIS) and Informedics, Inc. (OTC Bulletin Board: IMED today announced the completion of the merger of Informedics into a wholly-owned subsidiary of Mediware.

Under the terms of the merger, the former shareholders of Informedics are entitled to receive one share of Mediware for each 6.3 shares of Informedics which they held prior to the merger.

Mediware provides computer based information systems for healthcare clinical hospital departments with its Hemocare Blood Bank System, Digimedics Pharmacy Management System, and Surgiware Operating Room Management System. Mediware systems help healthcare organizations increase revenues and reduce costs while improving patient care.

Informedics, Inc. develops, markets and services information management systems for integrated healthcare delivery networks and medical laboratories.

This press release may contain "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the company and its subsidiaries, conditions affecting the company's customers and suppliers, competitor responses to the company's product and services, the overall market acceptance of such products and services, and other factors disclosed in the company's subsequent Quarterly Reports on Form 10-QSB through September 30, 1997. Accordingly, although the company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

CONTACT: Les N. Dace, Chief Executive Officer of Mediware Information Systems, Inc., 408-438-4735; or Thomas Redington of Redington, Inc., 203-222-7399, or 212-926-1733, for Mediware Information Systems, Inc.